FOR IMMEDIATE ISSUE

STAGWELL INC. (NASDAQ: STGW) REPORTS RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026

Q2 YoY Revenue Growth of 11% to $786 million; Q2 YoY Net Revenue Growth of 6% to $632 million
Q2 YoY Digital Transformation Organic Net Revenue Growth of 18%; Two-Year Digital Transformation Organic Net Revenue Growth Stack of 29%
Q2 EPS of $(0.03); Q2 Adjusted EPS Growth YoY of 39% to $0.25
Q2 Net Loss Attributable to Stagwell Inc. Common Shareholders of $8 million; Q2 Adjusted EBITDA Growth YoY of 15% to $109 million
Record Net New Business of $171 million in Q2; LTM Net New Business of $540 million
Raise Full-Year 2026 Adjusted EPS Guidance to $1.03 to $1.17

New York, NY, July 30, 2026 (NASDAQ: STGW) – Stagwell Inc. (“Stagwell”) today announced financial results for the three and six months ended June 30, 2026.

SECOND QUARTER RESULTS:

•Q2 Revenue of $786 million, an increase of 11% versus the prior year period; YTD Revenue of $1,490 million, an increase of 10%;
•Q2 Revenue increased 10% organically versus the prior year period; YTD Revenue increased 8% organically;
•Q2 Net Revenue of $632 million, an increase of 6% versus the prior year period; YTD Net Revenue of $1,216 million, an increase of 5%;
•Q2 Net Revenue increased 5% organically versus the prior year period; YTD Net Revenue increased 3% organically;
•Q2 Digital Transformation Net Revenue of $107 million, an organic increase of 18% versus the prior year period;
•Two-Year Net Revenue Growth Stack for Digital Transformation of 34%, Two-Year Organic Net Revenue Growth Stack for Digital Transformation of 29%;
•Q2 Net Loss attributable to Stagwell Inc. Common Shareholders of $8 million versus $5 million in the prior year period; YTD Net Loss attributable to Stagwell Inc. Common Shareholders of $21 million versus $8 million in the prior year period;

•Q2 Adjusted EBITDA of $109 million, an increase of 15% versus the prior year period; YTD Adjusted EBITDA of $198 million an increase of 12%;
•Q2 Adjusted EBITDA Margin of 17% on net revenue; YTD Adjusted EBITDA Margin of 16%;
•Q2 Loss Per Share attributable to Stagwell Inc. Common Shareholders of $(0.03) versus $(0.02); YTD Loss Per Share attributable to Stagwell Inc. Common Shareholders of $(0.08) versus $(0.06) in the prior year period;
•Q2 Adjusted Earnings Per Share attributable to Stagwell Inc. Common Shareholders of $0.25 versus $0.18; YTD Adjusted Earnings Per Share attributable to Stagwell Inc. Common Shareholders of $0.42 versus $0.30 in the prior year period;
•YTD Net Cash provided by Operating Activities of $64 million versus $55 million in the prior year period;
•Net new business of $171 million in the second quarter, last twelve-month net new business of $540 million
See “Non-GAAP Financial Measures” below for explanations and reconciliations of the Company’s non-GAAP financial measures.

“Our second quarter results demonstrate Stagwell is thriving in today’s AI era. Stagwell's unique combination of software, services and engineers is being embraced by the industry leading to another record-breaking Net New Business quarter of $171 million, highlighted by recent wins with IBM, Adobe, Mondelez and Heineken,” said Mark Penn, Chairman and CEO of Stagwell. “Our organic net revenue growth continues to accelerate, led by 18% growth in our Digital Transformation segment, and 12% growth in Communications as the political cycle starts to ramp up. Strong growth, combined with proactive cost management and share repurchases, means we are raising our adjusted EPS outlook for the year today, and we expect to deliver double-digit growth in the second half, the lions' share of which will be organic."

Ryan Greene, Chief Financial Officer, added: “This was Stagwell's biggest ever second quarter. As we grew our top-line, we controlled costs to expand adjusted EBITDA 15% year-over-year to $109 million. These strong results, combined with continued share repurchases, resulted in 39% growth in adjusted EPS to $0.25. We are firmly on course to deliver on our full-year outlook, including our raised adjusted EPS guidance.”

Financial Outlook
2026 financial guidance is updated as follows:
•Adjusted EPS guidance is raised to $1.03 - $1.17 (from $0.98 - $1.12)
•Total Net Revenue growth of 8% to 12% is reiterated
•Adjusted EBITDA of $475 million to $525 million is reiterated
•Free Cash Flow Conversion of 50% to 60% is reiterated
•Guidance includes anticipated impact from acquisitions or dispositions.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2026 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

Video Webcast
Management will host a video webcast on Thursday, July 30, 2026, at 8:30 a.m. (ET) to discuss results for Stagwell Inc. for the three and six months ended June 30, 2026. The video webcast will be accessible at https://edge.media-server.com/mmc/p/zd4zz6jw/. An investor presentation has been posted on our website at www.stagwellglobal.com and may be referred to during the webcast.

A recording of the webcast will be accessible one hour after the webcast and available for ninety days at www.stagwellglobal.com.

Stagwell Inc.
Stagwell is the global challenger network transforming marketing through AI. We deliver scaled creative performance for the world's most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our specialists in 45+ countries are unified under a single purpose: to drive effectiveness and improve business results for our clients. Join us at www.stagwellglobal.com.

Contacts
For Investors:
Ben Allanson
IR@stagwellglobal.com

For Press:
Lena Petersen
PR@stagwellglobal.com

Non-GAAP Financial Measures
In addition to its reported results, Stagwell Inc. has included in this earnings release certain financial results that the Securities and Exchange Commission (“SEC”) defines as “non-GAAP Financial Measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:
(1) Organic Net Revenue: “Organic net revenue growth” and “Organic net revenue decline” reflects the year-over-year change in the Company's reported net revenue attributable to the Company's management of the entities it owns. We calculate organic net revenue growth (decline) by subtracting the net impact of acquisitions (divestitures) and the impact of foreign currency exchange fluctuations from the aggregate year-over-year increase or decrease in the Company's reported net revenue. The net impact of acquisitions (divestitures) reflects the year-over-year change in the Company’s reported net revenue attributable to the impact of all individual entities that were acquired or divested in the current and prior year. We calculate impact of an acquisition as follows: (a) for an entity acquired during the current year, we present the entity’s current period reported revenue as the impact of the acquisition in the current year; and (b) for an entity acquired in the prior year, we present an amount equal to the entity’s current year net revenue for the same period during which we didn’t own the entity in the prior year as the impact of the acquisition in the current year. We calculate impact of a divestiture as follows: (a) for a divestiture in the current year, we present the entity’s prior year net revenue for the same period during which we no longer owned it in the current year as impact of the divestiture in the current year; and (b) for a divestiture in the prior year, we present the entity’s prior year net revenue for the period during which we owned it in the prior year as impact of the divestiture in the current year. We calculate the impact of any acquisition or divestiture without adjusting for foreign currency exchange fluctuations. The impact of foreign currency exchange fluctuations reflects the year-over-year change in the Company’s reported net revenue attributable to changes in foreign currency exchange rates. We calculate the impact of foreign currency exchange fluctuations for the portion of the reporting period in which we recognized revenue from a foreign entity in both the current year and the prior year. The impact is calculated as the difference between (1) reported prior period net revenue (converted to U.S. dollars at historical foreign currency exchange rates) and (2) prior period net revenue converted to U.S. dollars at current period foreign exchange rates.
(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.
(3) Adjusted EBITDA: is defined as Net income (loss) attributable to Stagwell Inc. common shareholders excluding non-operating income or expense, income tax expense or benefit, equity in income or loss of non-consolidated entities and net income or loss attributable to noncontrolling and redeemable noncontrolling interest holders to achieve Operating income (loss), plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, impairment and other losses, and other items. Other items primarily includes restructuring, certain system implementation costs, working capital administrative fees and acquisition-related expenses. Adjusted EBITDA for our reportable segments is reconciled to Operating income (loss), as Net income (loss) is not relevant for reportable segment financial metric.
(4) Adjusted Diluted EPS: is defined as Adjusted Net Income (loss) attributable to Stagwell Inc. common and Class C shareholders, divided by the diluted weighted average shares outstanding. Adjusted Net Income represents net income (loss) attributable to Stagwell Inc. common and Class C shareholders, excluding amortization, impairment and other losses, stock-based compensation, deferred acquisition consideration adjustments, discrete tax items, and other items (as defined above), allocated between the two share classes based on their respective income allocation percentages using a normalized effective tax rate. The diluted weighted average shares outstanding includes the diluted weighted average common shares outstanding plus Class C common stock, par value $0.00001 per share (the “Class C Common Stock”) as if converted to shares of Class A Common Stock if not included because they were anti-dilutive.
(5) Free Cash Flow: defined as consolidated net cash flow from operations less cash outflow from capital expenditures and capitalized software, excluding material nonrecurring capital purchases. Free Cash Flow Conversion is the percentage of adjusted EBITDA.
Included in this earnings release are tables reconciling reported Stagwell Inc. results to arrive at certain of these non-GAAP financial measures.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company’s representatives may also make forward-looking statements orally or in writing from time to time. Statements in this document that are not historical facts, including, statements about the Company’s beliefs and expectations, future financial performance, growth, and future prospects, the Company’s strategy, business and economic trends and growth, technological leadership and differentiation, potential and completed acquisitions, anticipated and actual operating efficiencies and synergies and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Forward-looking statements, which are generally denoted by words such as “ability,” “aim,” “anticipate,” “assume,” “believe,” “better,” “build,” “consider,” “continue,” “could,” “develop,” “depend,” “drive,” “enhance,” “estimate,” “expect,” “focus,” “forecast,” “future,” “grow,” “guidance,” “improve,” “intend,” “likely,” “maintain,” “may,” “ongoing,” “outlook,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section.

Forward-looking statements in this document are based on certain key expectations and assumptions made by the Company. Although the management of the Company believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because the Company can give no assurance that they will prove to be correct. The material assumptions upon which such forward-looking statements are based include, among others, assumptions with respect to general business, economic and market conditions, the competitive environment, anticipated and unanticipated tax consequences and anticipated and unanticipated costs. These forward-looking statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•risks associated with international, national and regional unfavorable economic conditions, including the effect of changing tariffs and other trade policies, inflation and other macroeconomic factors that could affect the Company or its clients;
•demand for the Company’s services, which may precipitate or exacerbate other risks and uncertainties;
•inflation and actions taken by central banks to counter inflation;
•the Company’s ability to attract new clients and retain existing clients;
•the impact of a reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•financial failure of the Company’s clients;
•the Company’s ability to retain and attract key employees;
•the Company’s ability to compete in the markets in which it operates;
•the Company’s ability to achieve its cost saving initiatives;
•the Company’s implementation of strategic initiatives;
•the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests, deferred acquisition consideration and profit interests;
•the Company’s ability to manage its growth effectively;
•the Company’s ability to identify and complete acquisitions or other strategic transactions that complement and expand the Company’s business capabilities and successfully integrate newly acquired businesses into the Company’s operations, retain key employees, and realize cost savings, synergies and other related anticipated benefits within the expected time period;
•the Company’s ability to identify and complete divestitures and to achieve the anticipated benefits therefrom;
•the Company’s ability to develop products incorporating new technologies, including augmented reality, artificial intelligence, and virtual reality, and realize benefits from such products;
•the Company’s use of artificial intelligence, including generative artificial intelligence;
•adverse tax consequences for the Company, its operations and its stockholders, that may differ from the expectations of the Company, including that recent or future changes in tax laws, potential changes to corporate tax rates in the United States and disagreements with tax authorities on the Company’s determinations that may result in increased tax costs;

•adverse tax consequences in connection with the business combination that formed the Company in August 2021, including the incurrence of material Canadian federal income tax (including material “emigration tax”);
•the Company’s ability to maintain an effective system of internal control over financial reporting, including the risk that the Company’s internal controls will fail to detect misstatements in its financial statements;
•the Company’s ability to accurately forecast its future financial performance and provide accurate guidance;
•the Company’s ability to protect client data from security incidents or cyberattacks;
•economic disruptions resulting from war and other economic and geopolitical tensions (such as the ongoing military conflicts in Iran and the Middle East, and between Russia and Ukraine), terrorist activities, natural disasters, public health events, and tariff and trade policies;
•stock price volatility; and
•foreign currency fluctuations.
Investors should carefully consider these risk factors, the additional risk factors outlined under the caption “Risk Factors” in this Form 10-K, and in the Company’s other filings with the Securities and Exchange Commission (the“SEC”) which are accessible on the SEC’s website at www.sec.gov.

SCHEDULE 1
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$786,307	$706,818	$1,490,450	$1,358,558
Operating expenses
Cost of services	517,064	459,216	976,595	871,303
Office and general expenses	213,742	183,061	404,381	362,423
Depreciation and amortization	43,955	41,369	88,286	83,375
	774,761	683,646	1,469,262	1,317,101
Operating Income	11,546	23,172	21,188	41,457
Other income (expenses):
Interest expense, net	(22,328)	(23,455)	(45,594)	(46,811)
Foreign exchange, net	605	(1,338)	(2,416)	(118)
Other, net	937	(360)	868	(111)
	(20,786)	(25,153)	(47,142)	(47,040)
Loss before income taxes and equity in earnings of non-consolidated affiliates	(9,240)	(1,981)	(25,954)	(5,583)
Income tax (benefit) expense	(348)	2,673	(3,236)	4,395
Loss before equity in earnings of non-consolidated affiliates	(8,892)	(4,654)	(22,718)	(9,978)
Equity in income of non-consolidated affiliates	191	20	70	19
Net loss	(8,701)	(4,634)	(22,648)	(9,959)
Net (income) loss attributable to noncontrolling and redeemable noncontrolling interests	585	(627)	1,559	1,781
Net loss attributable to Stagwell Inc. common shareholders	$(8,116)	$(5,261)	$(21,089)	$(8,178)
Loss per common share:
Basic	$(0.03)	$(0.02)	$(0.08)	$(0.04)
Diluted	$(0.03)	$(0.02)	$(0.08)	$(0.06)
Weighted average number of common shares outstanding:
Basic	245,908	260,774	248,328	186,843
Diluted	245,908	260,774	248,328	265,600

SCHEDULE 2
STAGWELL INC.
UNAUDITED COMPONENTS OF NET REVENUE CHANGE
(amounts in thousands)

		Net Revenue - Components of Change					Change
	Three Months Ended June 30, 2025	Foreign Currency	Net Acquisitions (Divestitures)	Organic (1)	Total Change	Three Months Ended June 30, 2026	Organic	Total

Marketing Services	$235,304	$624	$(2,868)	$1,182	$(1,062)	$234,242	0.5%	(0.5)%
Digital Transformation	91,100	(251)	—	16,575	16,324	107,424	18.2%	17.9%
Media & Commerce	150,964	(73)	2,221	1,558	3,706	154,670	1.0%	2.5%
Communications	97,632	229	2,373	11,855	14,457	112,089	12.1%	14.8%
The Marketing Cloud	25,272	1,072	—	1,034	2,106	27,378	4.1%	8.3%
Corporate, eliminations and other	(2,143)	3	—	(2,080)	(2,077)	(4,220)	97.1%	96.9%
	$598,129	$1,604	$1,726	$30,124	$33,454	$631,583	5.0%	5.6%

(1) See Non-GAAP Financial Measures section above for the definition of Organic Net Revenue.

SCHEDULE 3
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED COMPONENTS OF NET REVENUE CHANGE
(amounts in thousands)

		Net Revenue - Components of Change					Change
	Six Months Ended June 30, 2025	Foreign Currency	Net Acquisitions (Divestitures)	Organic (1)	Total Change	Six Months Ended June 30, 2026	Organic	Total

Marketing Services	$451,534	$3,263	$(3,744)	$765	$284	$451,818	0.2%	0.1%
Digital Transformation	179,604	(385)	3,227	21,487	24,329	203,933	12.0%	13.5%
Media & Commerce	297,152	2,286	4,185	542	7,013	304,165	0.2%	2.4%
Communications	188,613	969	2,613	16,668	20,250	208,863	8.8%	10.7%
The Marketing Cloud	49,371	2,540	—	1,966	4,506	53,877	4.0%	9.1%
Corporate, eliminations and other	(3,958)	1	—	(2,492)	(2,491)	(6,449)	63.0%	62.9%
	$1,162,316	$8,674	$6,281	$38,936	$53,891	$1,216,207	3.3%	4.6%

(1) See Non-GAAP Financial Measures section above for the definition of Organic Net Revenue.

SCHEDULE 4
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended June 30, 2026

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, Elimination and Other	Total
Revenue	$277,256	$117,672	$179,943	$188,426	$27,380	$(4,370)	$786,307
Billable costs	43,014	10,248	25,273	76,337	2	(150)	154,724
Net revenue	234,242	107,424	154,670	112,089	27,378	(4,220)	631,583

Staff costs	131,354	67,316	98,710	61,197	18,085	7,720	384,382
Administrative costs	25,999	7,720	24,738	14,179	7,201	2,516	82,353
Unbillable and other costs, net	31,673	169	15,130	1,819	7,370	—	56,161
Adjusted EBITDA (1)	45,216	32,219	16,092	34,894	(5,278)	(14,456)	108,687

Stock-based compensation	7,929	3,656	497	2,513	391	3,581	18,567
Depreciation and amortization	12,426	5,907	7,994	6,189	6,222	5,217	43,955
Deferred acquisition consideration	(1,969)	6,949	1,537	1,760	560	—	8,837
Other items, net (1)	3,101	277	4,821	2,091	44	15,448	25,782
Operating income (loss)	$23,729	$15,430	$1,243	$22,341	$(12,495)	$(38,702)	$11,546

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

SCHEDULE 5
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Six Months Ended June 30, 2026

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, eliminations and other	Total
Revenue	$528,034	$219,138	$354,454	$341,528	$53,895	$(6,599)	$1,490,450
Billable costs	76,216	15,205	50,289	132,665	18	(150)	274,243
Net revenue	451,818	203,933	304,165	208,863	53,877	(6,449)	1,216,207

Staff costs	263,543	131,883	195,935	118,147	34,888	20,172	764,568
Administrative costs	48,731	14,108	47,911	26,926	12,391	6,648	156,715
Unbillable and other costs, net	49,353	292	28,812	3,843	14,252	—	96,552
Adjusted EBITDA (1)	90,191	57,650	31,507	59,947	(7,654)	(33,269)	198,372

Stock-based compensation	12,932	4,693	1,641	4,910	506	8,133	32,815
Depreciation and amortization	24,908	11,755	15,909	13,047	12,950	9,717	88,286
Deferred acquisition consideration	(1,969)	10,102	8,638	1,760	560	—	19,091
Other items, net (1)	5,924	1,620	7,980	3,504	700	17,264	36,992
Operating income (loss)	$48,396	$29,480	$(2,661)	$36,726	$(22,370)	$(68,383)	$21,188

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

SCHEDULE 6
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended June 30, 2025

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, eliminations and other	Total
Revenue	$275,888	$97,592	$164,025	$146,180	$25,276	$(2,143)	$706,818
Billable costs	40,584	6,492	13,061	48,548	4	—	108,689
Net revenue	235,304	91,100	150,964	97,632	25,272	(2,143)	598,129

Staff costs	134,397	63,537	98,038	57,311	17,136	10,851	381,270
Administrative costs	29,393	7,176	24,325	11,530	3,313	(1,299)	74,438
Unbillable and other costs, net	26,745	3	13,395	2,584	5,403	—	48,130
Adjusted EBITDA (1)	44,769	20,384	15,206	26,207	(580)	(11,695)	94,291

Stock-based compensation	8,111	759	868	4,133	132	5,951	19,954
Depreciation and amortization	12,422	5,873	7,538	6,390	5,923	3,223	41,369
Deferred acquisition consideration	(6,867)	2,575	2,812	(2,376)	636	—	(3,220)
Other items, net (1)	3,476	836	3,127	1,652	1,211	2,714	13,016
Operating income (loss)	$27,627	$10,341	$861	$16,408	$(8,482)	$(23,583)	$23,172

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items.

SCHEDULE 7
STAGWELL INC.
UNAUDITED SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Six Months Ended June 30, 2025

	Marketing Services	Digital Transformation	Media & Commerce	Communications	The Marketing Cloud	Corporate, Elimination and Other	Total
Revenue	$524,940	$188,479	$324,447	$275,268	$49,382	$(3,958)	$1,358,558
Billable costs	73,406	8,875	27,295	86,655	11	—	196,242
Net Revenue	451,534	179,604	297,152	188,613	49,371	(3,958)	1,162,316

Staff costs	262,726	122,764	192,986	115,623	34,033	21,400	749,532
Administrative costs	56,503	12,617	46,738	24,526	8,514	(1,062)	147,836
Unbillable and other costs, net	43,571	765	28,890	4,665	10,473	—	88,364
Adjusted EBITDA (1)	88,734	43,458	28,538	43,799	(3,649)	(24,296)	176,584

Stock-based compensation	10,592	2,146	2,191	5,166	343	11,059	31,497
Depreciation and amortization	26,736	11,318	14,686	12,986	10,981	6,668	83,375
Deferred acquisition consideration	(4,284)	5,855	1,530	(1,163)	1,499	—	3,437
Other items, net (1)	933	1,062	7,058	2,061	1,325	4,379	16,818
Operating income (loss)	$54,757	$23,077	$3,073	$24,749	$(17,797)	$(46,402)	$41,457

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA and Other items, net.

SCHEDULE 8
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended June 30, 2026

	GAAP	Adjustments	Non-GAAP
Net income (loss) attributable to Stagwell Inc. common shareholders and adjusted net income	$(8,116)	$69,381	$61,265

Diluted - Weighted average number of shares outstanding	245,908	—	245,908

Diluted EPS and Adjusted Diluted EPS (1)	$(0.03)		$0.25

Adjustments to Net income
Amortization		$38,352
Stock-based compensation		18,567
Deferred acquisition consideration		8,837
Other items, net (2)		25,782
		91,538
Adjustment to GAAP income tax expense (3)		(22,157)
		$69,381

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.
(2) Other items, net, primarily includes restructuring, certain system implementation costs, working capital administrative fees, acquisition-related expense, and other non-recurring expenses.
(3) Represents the difference between the income tax benefit of $0.3 million at an effective tax rate of 3.8% on a GAAP basis and the income tax expense of $21.8 million at an effective tax rate of 26.5% on a non-GAAP basis. The difference reflects the tax impact of non-GAAP adjustments.

SCHEDULE 9
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Six Months Ended June 30, 2026

	GAAP	Adjustments	Non-GAAP
Net income (loss) attributable to Stagwell Inc. common shareholders	$(21,089)	$125,775	$104,686

Diluted - Weighted average number of common shares outstanding	248,328	—	248,328

Diluted EPS and Adjusted Diluted EPS (1)	$(0.08)		$0.42

Adjustments to Net income (loss)
Amortization		$77,270
Stock-based compensation		32,815
Deferred acquisition consideration		19,091
Other items, net (2)		36,992
		166,168
Adjustment to GAAP income tax expense (3)		(40,393)
		$125,775

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted Diluted EPS.
(2) Other items, net, primarily includes restructuring, certain system implementation costs, working capital administrative fees, acquisition-related expense, and other non-recurring expenses.
(3) Represents the difference between the income tax benefit of $3.2 million at an effective tax rate of 12.5% on a GAAP basis and the income tax expense of $37.2 million at an effective tax rate of 26.5% on a non-GAAP basis. The difference reflects the tax impact of non-GAAP adjustments.

SCHEDULE 10
STAGWELL INC.
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Three Months Ended June 30, 2025

	GAAP	Adjustments	Non-GAAP
Net income (loss) attributable to Stagwell Inc. common shareholders	$(5,261)	$51,386	$46,125

Diluted - Weighted average number of common shares outstanding	260,774	—	260,774

Diluted EPS and Adjusted Diluted EPS (1)	$(0.02)		$0.18

Adjustments to Net income
Amortization		$35,593
Stock-based compensation		19,954
Deferred acquisition consideration		(3,220)
Other items, net (2)		13,016
		65,343
Adjustment to GAAP income tax expense (3)		(13,957)
		51,386

(1) Adjusted Diluted EPS is defined within the Non-GAAP Financial Measures section of the Executive Summary.
(2) Other items, net, primarily includes restructuring, certain system implementation costs, working capital administrative fees, acquisition-related expense, and other non-recurring expenses.
(3) Represents the difference between the income tax expense of $2.7 million at an effective tax rate of (134.9)% on a GAAP basis and the income tax expense of $16.6 million at an effective tax rate of 26.5% on a non-GAAP basis. The difference reflects the tax impact of non-GAAP adjustments.

SCHEDULE 11
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE (NON-GAAP MEASURE)
(amounts in thousands, except per share amounts)

For the Six Months Ended June 30, 2025

	GAAP	Adjustments	Non-GAAP
Net income (loss) attributable to Stagwell Inc. common shareholders	$(8,178)	$95,596	$87,418
Net income (loss) attributable to Class C shareholders	(6,637)	—	(6,637)
Net income (loss) attributable to Stagwell Inc. and Class C shareholders and adjusted net income	$(14,815)	$95,596	$80,781

Diluted - Weighted average number of common shares outstanding	186,843	—	186,843
Weighted average number of shares of Class C Common Stock outstanding	78,757	—	78,757
Diluted - Weighted average number of shares outstanding	265,600	—	265,600

Diluted EPS and Adjusted Diluted EPS (1)	$(0.06)		$0.30

Adjustments to Net income (loss)
Amortization		$68,574
Stock-based compensation		31,497
Deferred acquisition consideration		3,437
Other items, net (2)		16,818
		120,326
Adjustment to GAAP income tax expense (3)		(24,730)
		$95,596

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted Diluted EPS.
(2) Other items, net, primarily includes restructuring, certain system implementation costs, working capital administrative fees, acquisition-related expense, and other non-recurring expenses.
(3) Represents the difference between the income tax benefit of $4.4 million at an effective tax rate of (78.7)% on a GAAP basis and the income tax expense of $29.1 million at an effective tax rate of 26.5% on a non-GAAP basis. The difference reflects the tax impact of non-GAAP adjustments.

SCHEDULE 12
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	June 30, 2026	December 31, 2025

ASSETS
Current Assets
Cash and cash equivalents	$109,473	$104,537
Accounts receivable, net	713,100	735,752
Expenditures billable to clients	159,320	164,694
Other current assets	211,279	157,309
Total Current Assets	1,193,172	1,162,292
Fixed assets, net	71,552	73,081
Right-of-use assets - operating leases	192,880	213,576
Goodwill	1,594,881	1,595,238
Other intangible assets, net	815,270	834,248
Deferred tax assets	280,161	281,057
Other assets	51,600	55,055
Total Assets	$4,199,516	$4,214,547
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS ("RNCI"), AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$515,035	$548,320
Accrued media	203,073	239,490
Accruals and other liabilities	299,293	291,554
Advance billings	369,465	329,815
Current portion of lease liabilities - operating leases	53,945	55,386
Current portion of deferred acquisition consideration	37,784	15,446
Total Current Liabilities	1,478,595	1,480,011
Long-term debt	1,450,112	1,326,013
Long-term portion of deferred acquisition consideration	19,083	24,598
Long-term lease liabilities - operating leases	201,597	224,397
Deferred tax liabilities	52,777	54,726
Long-term tax receivable agreement liability	252,390	252,390
Other liabilities	38,208	51,077
Total Liabilities	3,492,762	3,413,212
Redeemable Noncontrolling Interests	20,313	24,968
Commitments, contingencies and guarantees
Shareholders' Equity
Common shares - Class A	244	252
Paid-in capital	685,139	744,463
Retained earnings	13,320	32,930
Accumulated other comprehensive loss	(29,319)	(19,252)
Stagwell Inc. Shareholders' Equity	669,384	758,393
Noncontrolling interests	17,057	17,974
Total Shareholders' Equity	686,441	776,367
Total liabilities, RNCI, and shareholders’ equity	$4,199,516	$4,214,547

SCHEDULE 13
STAGWELL INC. AND SUBSIDIARIES
UNAUDITED SUMMARY CASH FLOW DATA
(amounts in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(22,648)	$(9,959)
Adjustments to reconcile net loss to cash provided by operating activities:
Stock-based compensation	32,815	31,497
Depreciation and amortization	88,286	83,375
Amortization of right-of-use lease assets and lease liability interest	32,232	34,075
Lease termination gain	—	(3,529)
Deferred income taxes	(338)	(1,424)
Adjustment to deferred acquisition consideration	19,091	3,437
Other, net	1,071	(7,517)
Changes in working capital:
Accounts receivable	9,595	7,941
Expenditures billable to clients	5,082	27,021
Other current assets	(58,849)	(41,375)
Accounts payable	(15,944)	25,333
Accrued expenses and other liabilities	(28,787)	(89,393)
Advance billings	39,278	35,765
Current portion of lease liabilities - operating leases	(35,717)	(40,509)
Deferred acquisition related payments	(1,450)	—
Net cash provided by operating activities	63,717	54,738
Cash flows from investing activities:
Capitalized software	(62,446)	(29,241)
Capital expenditures	(21,623)	(18,088)
Acquisitions, net of cash acquired	(4,453)	14,172
Other	(1,150)	(1,779)
Net cash used in investing activities	(89,672)	(34,936)
Cash flows from financing activities:
Repayment of borrowings under revolving credit facility	(972,100)	(925,000)
Proceeds from borrowings under revolving credit facility	1,096,100	1,038,000
Shares repurchased and cancelled	(87,956)	(67,504)
Distributions to noncontrolling interests and RNCI	(3,071)	(4,761)
Payment of deferred consideration	(337)	(16,103)
Tax Receivables Agreement payment	(2,554)	—
Debt financing and other costs	—	(3,570)
Net cash provided by financing activities	30,082	21,062
Effect of exchange rate changes on cash and cash equivalents	809	9,106
Net increase in cash and cash equivalents	4,936	49,970
Cash and cash equivalents at beginning of period	104,537	131,339
Cash and cash equivalents at end of period	$109,473	$181,309